Exhibit 99.1

IMH Financial Corporation Announces
2014 Annual Adjusted EBITDA of $13.7 million and
Adjusted EBITDA for the Three Months Ended December 31, 2014 of $1.5 million

FOR IMMEDIATE RELEASE

SCOTTSDALE, ARIZONA, April 3, 2015 – IMH Financial Corporation (“IMH” or “the Company”) announced today that it filed its Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission on March 30, 2015.

The Company reported annual adjusted EBITDA of $13.7 million or $0.86 per common share, excluding certain one-time and non-cash charges, for 2014, compared to adjusted EBITDA loss of $(2.8) million, or $(0.17) per common share, for the same period in 2013. The Company reported adjusted EBITDA for the three months ended December 31, 2014, of $1.5 million, or $0.10 per common share, excluding certain one-time and non-cash charges, compared to adjusted EBITDA of $0.9 million, or $0.05 per common share, for the same period in 2013.

Lawrence Bain, Chairman and CEO of IMH Financial Corporation, said, “Calendar year 2014 represented a material threshold year for IMH. In this period we completed the settlement of the class action law suit, changed management and the Board of Directors with a majority of independent directors and restructured our senior debt which will save us over $8 million per year in reduced interest costs over the life of the loans. In addition, we enjoyed record setting revenues and earnings at our hotel assets. These earnings will provide the capital needed to complete the final phase of the rehabilitation at those assets this summer, setting the stage for further revenues and earnings enhancements. We also began the construction of our 196-unit multi family complex in Apple Valley, Minnesota, which is progressing as planned, and on budget. The first tenants will occupy that building in the 4th quarter of this year. In calendar year 2015, IMH will continue on the path to liquidate the remaining non-performing real estate assets and begin our redeployment to performing investments.”

Following are financial and operational highlights for the quarter and year ended December 31, 2014:

Three-Month Summary Results

•
Top line revenue (the sum of operating property revenue, investment and other income, and mortgage loan income) decreased by 17.6%, to $7.9 million, for the three months ended December 31, 2014, as compared to $9.6 million for the three months ended December 31, 2013 due to higher investment and other income for the three months ended December 31, 2013 primarily resulting from the gain on disposal of one of the Company's investments in the fourth quarter of 2013.

•
The Company recorded losses from the disposal of assets of $1.1 million during the three months ended December 31, 2014, as compared to gains from the disposal of assets of $0.5 million for the three months ended December 31, 2013. The loss on disposal recorded during the quarter ended December 31, 2014 related to the sale of one asset which, net of related selling costs, sold below its carrying value.

•
Adjusted EBITDA for the three months ended December 31, 2014 was $1.5 million, a $0.6 million increase from $0.9 million adjusted EBITDA for the same period in 2013. Adjusted EBITDA per common share was $0.10 for the fourth quarter of 2014 compared to a $0.05 for the same period in 2013. The increase is primarily attributed to the reduced interest expense and depreciation recorded during the three months ended December 31, 2014 compared to the amounts recognized for the same quarter in 2013.

•
Adjusted net loss for the quarter ending December 31, 2014 was $(3.1) million compared to a $(5.4) million loss for the same period in 2013, excluding additional debt termination charges of $0.7 million during the

Exhibit 99.1

quarter. Adjusted net loss per common share was $(0.21) for the fourth quarter of 2014 and $(0.32) for the same period in 2013.

•
Net loss attributable to common shareholders for the three months ended December 31, 2014 was $(11.6) million compared to a $(10.7) million loss attributable to common shareholders for the same period in 2013. Net loss per common share for the three months ended December 31, 2014 was $(0.76) compared to $(0.64) for the three months ended December 31, 2013. The net loss is primarily due to expenses in excess of revenues for the quarter, coupled with impairment charges and loss on disposal of assets during the quarter ended December 31, 2014.

Annual Summary Results

•
For the year ended December 31, 2014, top line revenue was $31.4 million compared to $23.3 million for the year ended December 31, 2013, an increase of 34.7%, or $8.1 million. The increase in revenues is primarily attributed to a full year of hotel operations in 2014 compared to seven months of operations in 2013. The Company acquired the Sedona Arizona hotel operations in May 2013.

•
For the year ended December 31, 2014, the Company recorded $16.5 million in gains from the disposal of assets compared to gains of $1.4 million on asset disposals for 2013. For the year ended December 31, 2014, the Company sold assets with a basis of $68.4 million for a 24.1% net return on basis.

•
Adjusted EBITDA for the year ended December 31, 2014 was $13.7 million, a five fold improvement over a loss of $(2.8) million for the corresponding period in 2013, excluding a one-time debt termination charge of $22.4 million, certain one-time charges of $1.5 million for severance and related payments to our former CEO and non-cash impairment and provision charges of $6.5 million in 2014, compared to one-time settlement charges of $6.1 million and net non-cash impairment charges and non-cash recoveries of $(5.7) million in 2013. Adjusted EBITDA per common share was $0.86 for the year ended December 31, 2014 compared to a loss of $(0.17) for the same period in 2013. The increase in adjusted EBITDA is primarily due to improved results of the Company’s operating assets and asset sales.

•
Adjusted net loss for the year ended December 31, 2014 was $(6.8) million compared to a net loss of $(25.1) million for the same period in 2013, excluding a one-time debt termination charge of $22.4 million, certain one-time charges of $1.5 million for severance and related payments to our former CEO and non-recurring impairment and provision charges of $6.5 million in 2014, compared to one-time settlement charges of $6.1 million and net non-recurring impairment charges and non-cash recoveries of $(5.7) million in 2013. Adjusted net loss per common share was $(0.43) for the year ended December 31, 2014 compared to $(1.48) for the same period in 2013. The reduction in adjusted net loss for 2014 was primarily due to gains realized from the disposal of assets in 2014.

•
Net loss attributable to common shareholders for the year ended December 31, 2014 was $(39.5) million, a 50.6% increase from the net loss of $(26.2) million for the year ended December 31, 2013. Net loss per common share was $(2.49) for the year ended December 31, 2014 compared to $(1.55) for the same period in 2013. The net loss was primarily driven by high interest costs and one-time charges.

•	Total assets were $181.8 million as of December 31, 2014 compared to $237.4 million as of December 31, 2013.

Exhibit 99.1

Use of Non-GAAP Financial Information

Adjusted EBIDTA and adjusted net earnings (loss) are considered “non-GAAP financial measures” under SEC guidelines. The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods. The Company also believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because under SEC guidelines these non-GAAP financial measures are considered an incomplete measure of the Company's financial performance and involves differences from net earnings (loss) computed in accordance with GAAP, it should be considered along with, and not as an alternative to, the Company's net loss computed in accordance with GAAP as a measure of the Company's financial performance.

A reconciliation of the Company's net loss attributable to common shareholders, as reported and per share of common stock, to adjusted net earnings (loss) and adjusted EBITDA for the current and prior year’s quarter and respective annual periods follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Loss Attributable to Common Shareholders	$(11,564)	$(10,730)	$(39,460)	$(26,205)
Cash Dividend on Redeemable Preferred Stock	539	—	938	—
Deemed Dividend of Redeemable Preferred Stock	549	—	949	—
Net Loss, as reported	(10,476)	(10,730)	(37,573)	(26,205)
Debt Termination Charge	701	—	22,359	—
Other One-Time Charges*	—	4,147	1,461	6,109
Non-cash stock-based compensation	147	110	447	428
Non-cash Provision for Credit Losses	1,804	—	1,804	(6,485)
Non-cash Impairment Charges	4,696	1,103	4,696	1,103
Adjusted Net Loss	(3,128)	(5,370)	(6,806)	(25,050)
Interest Expense	3,980	5,264	17,023	19,176
Depreciation and Amortization	634	994	3,433	3,055
Adjusted EBITDA (Adjusted Earnings before Interest, Taxes,
Depreciation, Amortization, One-time and Non-cash Charges)	$1,486	$888	$13,650	$(2,819)

Basic and Diluted earnings (loss) per Common Share:
Weighted Average Common Shares Outstanding	15,244	16,857	15,829	16,870

Net Loss Attributable to Common Shareholders	$(11,564)	$(10,730)	$(39,460)	$(26,205)
Net Loss per Common Share	$(0.76)	$(0.64)	$(2.49)	$(1.55)

Adjusted Net Loss	$(3,128)	$(5,370)	$(6,806)	$(25,050)
Adjusted Net Loss per Common Share	$(0.21)	$(0.32)	$(0.43)	$(1.48)

Adjusted EBITDA	$1,486	$888	$13,650	$(2,819)
Adjusted EBITDA per Common Share	$0.10	$0.05	$0.86	$(0.17)

* One time charges in 2014 relate to severance costs incurred in connection with the termination of our prior CEO. One time charges in 2013 relate to settlement charges incurred in connection with shareholder litigation matters settled in 2013.
A summary of selected financial information derived from the Company’s Form 10-K follows:

Exhibit 99.1

IMH FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS
December 31, 2014 and 2013
(In thousands, except share data)

	December 31,
	2014	2013

ASSETS
Cash and Cash Equivalents	$1,915	$7,875
Restricted Cash and Cash Equivalents	2,573	5,777
Mortgage Loans Held for Sale, Net	24,539	12,541
Real Estate Acquired through Foreclosure Held for Sale	53,686	86,562
Real Estate Acquired through Foreclosure Held for Development	8,205	12,262
Operating Properties Acquired through Foreclosure	83,481	103,683
Deferred Financing Costs, Net	754	3,733
Other Receivables	2,816	983
Other Assets	3,149	3,159
Property and Equipment, Net	654	826

Total Assets	$181,772	$237,401

LIABILITIES
Accounts Payable and Accrued Expenses	$6,079	$7,085
Accrued Property Taxes	785	1,084
Accrued Interest Payable	1,635	2,974
Customer Deposits and Funds Held for Others	2,064	2,331
Convertible Notes Payable and Deferred Interest, Net of Discount	—	54,975
Notes Payable, Net of Discount	69,010	46,043
Note Payable to Related Party	5,000	—
Capital Lease Obligation	1,199	1,251
Special Assessment Obligations	4,981	5,339
Exit Fee Payable	—	10,448

Total Liabilities	90,753	131,530

Fair Value of Puttable Shares Pursuant to Legal Settlement	—	4,871
Redeemable Convertible Preferred Stock, $.01 par value; 100,000,000 shares authorized; 8,200,000 and 0 shares issued and outstanding at December 31, 2014 and 2013, respectively; liquidation preference of $39,570	27,329	—

Commitments and Contingent Liabilities

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 200,000,000 shares authorized; 16,873,880 shares issued at December 31, 2014 and 2013; 15,244,062 and 16,832,221 shares outstanding at December 31, 2014 and 2013, respectively	169	169
Treasury stock at cost, 1,629,818 and 41,659 shares at December 31, 2014 and 2013, respectively	(5,948)	(172)
Paid-in Capital	726,189	720,150
Accumulated Deficit	(656,720)	(619,147)
Total Stockholders' Equity	63,690	101,000

Total Liabilities and Stockholders' Equity	$181,772	$237,401

Exhibit 99.1

IMH FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2014, 2013 and 2012

(In thousands, except share data)

	Years Ended December 31,
	2014	2013	2012

REVENUE:
Operating Property Revenue	$27,313	$17,140	$3,485
Investment and Other Income	1,759	5,403	195
Mortgage Loan Income, Net	2,355	783	1,084
Total Revenue	31,427	23,326	4,764

OPERATING EXPENSES:
Operating Property Direct Expenses (exclusive of Interest and Depreciation)	22,500	14,406	4,194
Expenses for Non-Operating Real Estate Owned	1,908	2,145	3,206
Professional Fees	7,946	7,260	5,941
General and Administrative Expenses	8,422	5,746	6,397
Interest Expense	17,023	19,176	15,215
Debt Termination Charge	22,359	—	—
Depreciation and Amortization Expense	3,432	3,055	2,551
Settlement and Related Costs	—	6,109	2,563
Total Operating Expenses	83,590	57,897	40,067

GAIN ON DISPOSAL, RECOVERY OF CREDIT LOSSES AND IMPAIRMENT CHARGES
Gain on Disposal of Assets	(16,482)	(1,430)	(989)
Recovery of Credit Losses, Net	(2,804)	(8,039)	(2,122)
Impairment of Real Estate Owned	4,696	1,103	—
Total Gain on Disposal of Assets, Recovery of Credit Losses and Impairment Charges	(14,590)	(8,366)	(3,111)

Loss before Income Taxes	(37,573)	(26,205)	(32,192)

Provision for Income Taxes	—	—	—

NET LOSS	(37,573)	(26,205)	(32,192)

Cash Dividends on Redeemable Convertible Preferred Stock	(938)	—	—
Deemed Dividends on Redeemable Convertible Preferred Stock	(949)	—	—

Net Loss Attributable to Common Shareholders	$(39,460)	$(26,205)	$(32,192)

Basic and Diluted Net Loss per Share Attributable to Common Shareholders
Net Loss per Common Share	$(2.49)	$(1.55)	$(1.91)
Weighted Average Common Shares Outstanding	15,829,294	16,869,645	16,873,880

Exhibit 99.1

IMH FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2014, 2013 and 2012

(In thousands)

	Years Ended December 31,
	2014	2013	2012

CASH FLOWS - OPERATING ACTIVITIES
Net Loss	$(37,573)	$(26,205)	$(32,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt Termination Charge	22,359	—	—
Non-cash Provision for (Recovery of) Credit Losses	1,804	(6,760)	(275)
Impairment of Real Estate Owned	4,696	1,103	—
Stock-Based Compensation Amortization	724	573	612
Gain on Disposal of Assets	(16,482)	(1,430)	(989)
Gain on Preferred Equity Investment	—	(2,974)	—
Principal Forgiven	—	—	50
Write-off of Uncollectible Mortgage	—	—	11
Amortization of Deferred Financing Costs	1,620	2,216	1,260
Depreciation and Amortization Expense	3,432	3,055	2,551
Investment Discount Amortization	—	(669)	—
Accretion of Mortgage Income	(1,689)	—	—
Accretion of Discount on Note Payable	1,568	2,047	2,549
Increase (decrease) in cash resulting from changes in:
Accrued Interest Receivable	106	322	(232)
Other Receivables	(1,833)	788	3,521
Other Assets	944	227	(455)
Accrued Property Taxes	(299)	(3,311)	(1,330)
Accounts Payable and Accrued Expenses	667	(428)	(1,791)
Accrued Interest Payable	2,136	3,284	5,087
Customer Deposits and Funds Held for Others	(267)	793	(520)

Total adjustments, net	19,486	(1,164)	10,049

Net cash used in operating activities	(18,087)	(27,369)	(22,143)

CASH FLOWS - INVESTING ACTIVITIES
Proceeds from Sale/Recovery of Real Estate Owned	54,365	11,284	11,778
Issuance of Other Notes Receivables	(2,100)	—	—
Purchases of Property and Equipment	(31)	(254)	(644)
Mortgage Loan Fundings and Protective Advances	(27)	(738)	(1,483)
Mortgage Loan Repayments	5,828	8,617	12,460
Collection of Other Notes Receivables	2,100	—	—
Proceeds from Sale of Preferred Equity Investment	—	19,168	—
Preferred Equity Investment	—	(15,000)	—
Investment in Real Estate Owned	(6,802)	(2,943)	(1,363)
Capitalized Foreclosure Acquisition Costs	—	(2,473)	—
Net cash provided by investing activities	53,333	17,661	20,748

Exhibit 99.1

CASH FLOWS - FINANCING ACTIVITIES
Proceeds from Issuance of Preferred Equity	18,581	—	—
Proceeds from Notes Payable	5,684	10,150	—
Repayments of Convertible Debt and Related Costs	(28,295)	—	—
Repayments of Notes Payable	(32,241)	(2,689)	(90)
Purchase of Liens	(1,289)	—	—
Debt Termination Costs	(1,802)	—	—
Debt Issuance Costs	(1,493)	(1,072)	(133)
Decrease in Restricted Cash	3,204	9,137	5,240
Repayments of Capital Lease	(52)	(55)	—
Dividends Paid	(938)	(800)	(1,706)
Purchase of Treasury Stock	(2,565)	(172)	—
Net cash provided by (used in) financing activities	(41,206)	14,499	3,311

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,960)	4,791	1,916

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,875	3,084	1,168

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,915	$7,875	$3,084

About IMH Financial Corporation
IMH Financial Corporation is a Scottsdale, Arizona based real estate lender and investor. As a public reporting entity, ("IMH") files periodic reports with the SEC. For additional financial and other important information pertaining to IMH, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements
Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view,” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in the company's most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.